Exhibit 99.1

                                          Contact:
                                          CONMED Corporation
                                          Robert Shallish
                                          Chief Financial Officer
                                          315-624-3206

                                          Financial Dynamics
                                          Investors: Julie Huang / Lanie Marcus
                                          Media: Sean Leous
                                          212-850-5600


FOR RELEASE: 7:00 AM (Eastern) July 22, 2004

                 CONMED REPORTS SECOND QUARTER FINANCIAL RESULTS
           17.1% Increase in EPS (excluding unusual charges from 2003)


Utica, New York, July 22, 2004 ----- CONMED Corporation (Nasdaq: CNMD) announced today its financial results for the second quarter ended June 30, 2004.

Total sales for the second quarter increased 5.1% to $130.9 million ($129.4 million at constant exchange rates) compared to $124.5 million in the second quarter of 2003. Excluding the Company's capital-intensive Integrated Systems product line, second quarter product sales grew 6.5% (5.3% at constant currency) from the year-ago quarter. GAAP net income for the second quarter grew to $12.3 million, or $0.41 per diluted share, on a 4% increase in diluted shares outstanding, compared to $2.8 million, or $0.09 per diluted share, in last year's second quarter. Excluding acquisition, financing and pension charges in last year's second quarter (please see attached reconciliation for full explanation), non-GAAP net income for the three months ended June 2003 was $10.2 million, or $0.35 per diluted share.

Sales of the Company's orthopedic products grew 6.8% to $79.1 million from $74.1 million in last year's second quarter. Arthroscopy sales increased 7.4% to $47.7 million (5.6% internal growth, and 1.8% foreign currency) compared to $44.4 million in the same period a year ago. Powered instrument sales grew 5.7% to $31.4 million (3.4% internal growth and 2.3% from foreign currency) compared to $29.7 million in the second quarter of 2003 on the continued strength of the PowerPro(R) line of products.

Electrosurgery revenues increased 9.0% to $20.6 million compared to sales of $18.9 million in the 2003 second quarter. Sales of Patient Care Products grew 4.0% to $18.4 million compared to $17.7 million. Endosurgery (renamed from Endoscopy consistent with the market's description of these endo-mechanical surgery products) revenues increased 5.0% to $12.5 million compared to second quarter 2003 sales of $11.9 million. The Integrated Systems product line had sales of $0.3 million in the second quarter of 2004 compared to $1.9 million in the comparable period of 2003.

CONMED NEWS RELEASE CONTINUED:          2 of 8                     July 22, 2004


Mr. Joseph J. Corasanti, President and Chief Operating Officer, said, "Our solid second quarter performance was in line with our expectations and primarily driven by the strength of our orthopedic and electrosurgery divisions. Our quarterly performance was driven by:

     o    Orthopedic sales, which were led by our

          o    New   enhanced   definition   3-chip   Autoclavable   camera;
          o    PowerPro(TM)  line  of  powered  surgical   instruments;   and
          o    Bioabsorable line of shoulder repair implants; and

          o Electrosurgery sales, which were driven by our System 5000 electrosurgical generator, which continues to take market share thanks to its enhanced features and product line specific salesforce."

"In addition, our Patient Care sales continue to show positive growth, keeping with our strategy of growing the base business together with the addition of new products such as our pulse oximetry offering and our Endosurgery sales (as mentioned above, this was renamed from Endoscopy) improved sequentially, due to higher international sales."

The Company experienced strong cash flow in the quarter, growing its cash balance $21 million. CONMED is in discussions regarding an acquisition, and if completed, will utilize its cash balances and a portion of its available line of credit to finance the purchase.

For the six months ended June 30, 2004, CONMED reported revenues of $264.9 million, up 9.2% (6.9% excluding foreign currency) from the $242.6 million in the first half of last year. Net income for the first half of 2004 grew to $24.3 million, or $0.81 per diluted share, compared to net income of $9.4 million, or $0.32 per diluted share, for the six months ended June 30, 2003. Excluding special charges and credits in the first six months of 2003, non-GAAP net income and EPS for the first half of 2003 were $20.2 million and $0.69, respectively (please see attached schedule for full explanation of the special charges and credits in 2003).

Mr. Corasanti commented, "Our SG&A and R&D expense levels during the second quarter of 2004 were approximately $1.0 million higher than we had contemplated during this year's budget process primarily due to increased research and development activities and legal expenses associated with the Johnson & Johnson anti trust lawsuit we announced earlier this year. However, absent these costs, our earnings for the quarter would have been even better. We began the anti trust lawsuit because we believe Johnson & Johnson's marketing practices for endosurgery products utilize monopoly bundling techniques in violation of several federal and state statutes. In seeking to complete the process in the most expeditious manner, we have incurred certain legal expenses in this period which were greater than originally contemplated."

CONMED NEWS RELEASE CONTINUED:          3 of 8                     July 22, 2004



"As for increased R&D activities, during the first half of 2004, in addition to many other projects, we have been progressing with the product launch development of two Patient Care products acquired last year. Pro2(R) is our patented pulse oximetry device utilizing unique reflectance technology to measure blood oxygenation. ECOM(R), is a new way to measure the cardiac output of critically ill patients. We expect Pro2(R) to be available for sale this fall, while ECOM(R) should be ready for market in the first half of next year."

As required of all public companies, ConMed has been involved with Sarbanes-Oxley section 404 compliance activities for several months. During the last half of 2004 the Company will be performing tests of its internal accounting controls in accordance with the Act and has engaged consulting assistance in this regard. Further, the Company's independent auditors will also perform tests of internal accounting controls in accordance with the Act. The Company estimates that it will incur additional costs of approximately $800,000 in the next six months for these mandated audit activities.

Mr. Corasanti concluded, "As we look ahead to the second half of 2004, we are confident that our sales and earnings will continue to grow. Seasonally, the upcoming third quarter tends to be our softest in terms of sales, due to the combination of fewer elective surgeries performed and overall slowness in European business during the summer months. Accordingly, for the 2004 third quarter, we expect to generate revenues of approximately $125 million to $130 million, and diluted earnings per share in the range of $0.34 to $0.38, considering slightly higher legal, Sarbanes-Oxley, and development expenses. For the full year of 2004, we remain comfortable with our forecast for top-line growth of 6% over 2003 levels. At this level of sales, we expect diluted earnings per share for 2004 in the range of $1.68 to $1.72."

CONMED Profile
CONMED is a medical technology company specializing in instruments, implants, and video equipment for arthroscopic sports medicine, and powered surgical instruments, such as drills and saws, for orthopedic, ENT, neuro-surgery, and other surgical specialties. The Company is also a leading developer, manufacturer and supplier of RF electrosurgery systems used routinely to cut and cauterize tissue in nearly all types of surgical procedures worldwide, endoscopy products such as trocars, clip appliers, scissors, and surgical staplers. The Company offers integrated operating room design and intensive care unit service managers. The Company also manufactures and sells a full line of ECG electrodes for heart monitoring and other patient care products. Headquartered in Utica, New York, the Company's 2,600 employees distribute its products worldwide from eleven manufacturing locations.

CONMED NEWS RELEASE CONTINUED:          4 of 8                     July 22, 2004



Forward Looking Information
This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, including the above mentioned anticipated revenues and earnings, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003; (iii) cyclical purchasing patterns from customers, end-users and dealers;
(iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company's ability to devise and execute strategies to respond to market conditions.

CONMED NEWS RELEASE CONTINUED:          5 of 8                     July 22, 2004


                                                  CONMED CORPORATION
                                           CONSOLIDATED STATEMENTS OF INCOME
                                        (in thousands except per share amounts)
                                                      (unaudited)

                                                                Three months ended             Six months ended
                                                                     June 30,                       June 30,
                                                                     --------                       --------
                                                               2003           2004           2003            2004
                                                               ----           ----           ----            ----

Net sales ............................................      $ 124,540      $ 130,912      $ 242,574       $ 264,876

Cost of sales ........................................         59,082         62,198        115,048         125,803
Cost of sales, nonrecurring - Note A .................            327             --            739              --
                                                            ---------      ---------      ---------       ---------

Gross profit .........................................         65,131         68,714        126,787         139,073
                                                            ---------      ---------      ---------       ---------

Selling and administrative ...........................         39,353         42,409         76,498          86,202
Research and development .............................          4,378          4,836          8,081           9,575
Write-off of purchased in-process research
  and development assets - Note B ....................             --             --          7,900              --
Other expense (income), net - Note C .................          3,310             --         (4,348)             --
                                                            ---------      ---------      ---------       ---------
                                                               47,041         47,245         88,131          95,777
                                                            ---------      ---------      ---------       ---------

Income from operations ...............................         18,090         21,469         38,656          43,296
Loss on early extinguishment of debt.............               7,912             --          8,078              --
Interest expense .....................................          5,861          2,558         11,399           5,864
                                                            ---------      ---------      ---------       ---------

Income before income taxes ...........................          4,317         18,911         19,179          37,432

Provision for income taxes ...........................          1,554          6,619          9,748          13,101
                                                            ---------      ---------      ---------       ---------

Net income ...........................................      $   2,763      $  12,292      $   9,431       $  24,331
                                                            =========      =========      =========       =========

Per share data:

  Net Income
    Basic ............................................      $     .10      $     .41      $     .33       $     .83
    Diluted ..........................................            .09            .41            .32             .81

  Weighted average common shares
    Basic ............................................         28,910         29,649         28,892          29,476
    Diluted ..........................................         29,212         30,313         29,195          30,151

Note A - Included  in cost of sales in the three and six  months  ended June 30,
------
2003 are $.3 million and $.7 million, respectively, in acquisition-related costs

Note B - In the six months  ended June 30,  2003,  we wrote off $7.9  million of
------
purchased in-process research and development assets in connection with the Bionx acquisition. No benefit for income taxes was recorded on the write-off as these costs are not deductible for income tax purposes.

Note C - Included in other  expense  (income) in the three months ended June 30,
------
2003 are $2.1 million of pension settlement costs related to the restructuring of our orthopedic sales force and $1.2 million in acquisition-related costs. Included in other expense (income) in the six months ended June 30, 2003 are a $9.0 million gain on the settlement of a contractual dispute, $2.1 million of pension settlement costs related to the restructuring of our orthopedic sales force and $2.6 million in acquisition-related costs.

CONMED NEWS RELEASE CONTINUED:          6 of 8                     July 22, 2004


                                                  CONMED CORPORATION
                                         CONSOLIDATED CONDENSED BALANCE SHEETS
                                                    (in thousands)

                                                        ASSETS
                                                                                                             (unaudited)
                                                                                            December          June 30,
                                                                                              2003              2004
                                                                                              ----              ----
Current assets:
    Cash and cash equivalents.........................................................     $    5,986      $    30,203
    Accounts receivable, net..........................................................         60,449           54,675
    Inventories   ....................................................................        120,945          116,094
    Deferred income taxes.............................................................         10,188            9,481
    Other current assets..............................................................          3,538            3,548
                                                                                           ----------      -----------
        Total current assets..........................................................        201,106          214,001
Property, plant and equipment, net....................................................         97,383           96,253
Goodwill and other assets, net........................................................        506,569          502,114
                                                                                           ----------      -----------
        Total assets..................................................................     $  805,058       $  812,368
                                                                                           ==========       ==========

                                        LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt.................................................     $    4,143      $     3,988
    Other current liabilities.........................................................         50,712           43,545
                                                                                           ----------      -----------
        Total current liabilities.....................................................         54,855           47,533
Long-term debt    ....................................................................        260,448          236,399
Other long-term liabilities...........................................................         56,265           62,636
                                                                                           ----------      -----------
        Total liabilities.............................................................        371,568          346,568
                                                                                           ----------      -----------
Shareholders' equity:
    Capital accounts..................................................................        236,948          246,786
    Retained earnings.................................................................        194,473          218,804
    Accumulated other comprehensive income............................................          2,069              210
                                                                                           ----------      -----------
        Total equity..................................................................        433,490          465,800
                                                                                           ----------      -----------

         Total liabilities and shareholders' equity...................................     $  805,058      $   812,368
                                                                                           ==========      ===========


                                OTHER FINANCIAL INFORMATION
                                 (unaudited, in thousands)

                                         Three months ended           Six months ended
                                         ------------------           ----------------
                                              June 30,                    June 30,
                                              --------                    --------
                                         2003          2004          2003         2004
                                         ----          ----          ----         ----
Depreciation.......................   $  2,534      $  2,614      $  4,908     $  5,259
Amortization.......................      3,375         3,496         6,321        7,430
Capital expenditures...............      2,241         2,718         3,951        4,338

CONMED NEWS RELEASE CONTINUED:          7 of 8                     July 22, 2004

                               CONMED CORPORATION
               RECONCILIATION OF REPORTED NET INCOME TO NET INCOME
                            BEFORE NONRECURRING ITEMS
                     (In thousands except per share amounts)
                                   (unaudited)

                                                                       Three months ended
                                                                           June 30,
                                                                           --------
                                                                    2003            2004
                                                                    ----            ----
Reported net income ........................................      $  2,763       $  12,292
                                                                  --------       ---------

Acquisition-related costs included
        in cost of sales ...................................           327              --
                                                                  --------       ---------
Pension settlement costs ...................................         2,081              --

Other acquisition-related costs ............................         1,229              --
                                                                  --------       ---------
    Total other expense (income), net ......................         3,310              --
                                                                  --------       ---------
Loss on early extinguishment of debt .......................         7,912              --
                                                                  --------       ---------
Nonrecurring expense before income taxes ...................        11,549              --

Provision (benefit) for income taxes on nonrecurring expense        (4,157)             --
                                                                  --------       ---------
Net income before nonrecurring items .......................      $ 10,155       $  12,292
                                                                  ========       =========


Per share data:

Reported net income (loss)
      Basic ................................................      $   0.10       $    0.41
      Diluted ..............................................          0.09            0.41

Net income before nonrecurring items
      Basic ................................................      $   0.35       $    0.41
      Diluted ..............................................          0.35            0.41

Management has provided the above reconciliation of net income before nonrecurring items as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance.


CONMED NEWS RELEASE CONTINUED:          8 of 8                     July 22, 2004


                                  CONMED CORPORATION
                  RECONCILIATION OF REPORTED NET INCOME TO NET INCOME
                               BEFORE NONRECURRING ITEMS
                          (In thousands except per share amounts)
                                      (unaudited)

                                                                       Six months ended
                                                                           June 30,
                                                                           --------
                                                                     2003           2004
                                                                     ----           ----
Reported net income ........................................      $  9,431       $  24,331
                                                                  --------       ---------
Acquisition-related costs included
        in cost of sales ...................................           739              --
                                                                  --------       ---------
Write-off of purchased in-process research
     and development assets ................................         7,900              --
                                                                  --------       ---------
Gain on settlement of a contractual dispute,
        net of legal costs .................................        (9,000)             --

Pension settlement costs ...................................         2,081              --

Other acquisition-related costs ............................         2,571              --
                                                                  --------       ---------
    Total other expense (income), net ......................        (4,348)             --
                                                                  --------       ---------
Loss on early extinguishment of debt .......................         8,078              --
                                                                  --------       ---------
Nonrecurring expense before income taxes ...................        12,369              --

Provision (benefit) for income taxes on nonrecurring expense        (1,608)             --
                                                                  --------       ---------
Net income before nonrecurring items .......................      $ 20,192       $  24,331
                                                                  ========       =========


Per share data:

Reported net income
      Basic ................................................      $   0.33       $    0.83
      Diluted ..............................................          0.32            0.81

Net income before nonrecurring items
      Basic ................................................      $   0.70       $    0.83
      Diluted ..............................................          0.69            0.81

Management has provided the above reconciliation of net income before nonrecurring items as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance.